SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
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 iSUN, INC.

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THIS FILING CONSISTS OF A PRESS RELEASE OF iSUN, INC. RELATED TO THE SPECIAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON DECEMBER 17, 2021 AND ADJOURNED UNTIL JANUARY 13, 2022, AND THE RELATED PROXY STATEMENT.

FOR IMMEDIATE RELEASE:
iSun Inc. Announces a Special Meeting of Shareholders on January 13th.

Urges all shareholders to vote in favor of the company’s proposals.

WILLISTON, Vt.--(BUSINESS WIRE)—iSun, Inc. (NASDAQ: ISUN) (the “Company”, or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of construction experience in solar, electrical and data services, today announced that it will continue the Special Meeting of Stockholders originally convened on in December of 2021 this Thursday, January 13th at 2:00 PM EST to vote on two proposals recommended by the board to deliver greater value to shareholders.

HIGHLIGHTS:

•	Proposals give iSun’s management team additional flexibility to execute its strategic plan, aligns motivations of shareholders with employees of iSun Inc. and those of its subsidiaries.
•	Certificate of Amendment Proposals require a favorable vote from 67.7% of the total shares outstanding.
•	All shareholders are encouraged to vote, regardless of how many shares they own.
•	Eligible voters include current stockholders and shareholders who owned stock at the close of business on October 18, 2021, even if they no longer own those shares.
•	Shareholders who need assistance with voting should contact Advantage Proxy, Inc. toll free at 1-877-870-8565
•
Shareholders wishing to vote in advance of the meeting must do so by 11:59 PM on January 12, 2021. Votes can be transmitted by phone (800-690-6903), via internet (www.proxyvote.com), or by mail using the instructions provided on each investor’s proxy card.  Shareholders can also provide verbal voting instructions by calling 1-877-870-8565.

•	Shareholders may also vote by attending the meeting virtually at www.virtualshareholdermeeting.com/ISUN2021SM

“On behalf of the board, we encourage all shareholders to vote in favor of these proposals,” commented Jeff Peck, iSun CEO and Board Chairman. “The board believes it is in the best interests of iSun to amend the certificate of incorporation to give the Company greater flexibility in considering and planning for future corporation needs. The amendments proposed will make it easier and more cost-effective to make future amendments to the certificate of incorporation and will further reduce shareholder meeting costs. Because every shareholder’s vote is important, regardless of the number of shares you own, we encourage everyone to vote.”

To vote, shareholders must have a control number provided by their financial institution. Shareholders who do not have their control number should contact their financial institution. Shareholders who need additional assistance with their vote can receive verbal instructions by phone at 877-870-8565.

Shareholders may vote prior to the January 12th, 11:59 PM EST deadline by:

Phone:	888-506-0062
Internet:	www.proxyvote.com
Mail	Vote Processing, c/o Broadridge,
51 Mercedes Way,
Edgewood, NJ 11717

Shareholders may also vote during the meeting by:

Webcast URL:	www.virtualshareholdermeeting.com/ISUN2021SM

About iSun Inc.
Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted electrical contractor to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 400 megawatts of solar systems.  The Company has provided solar EPC services across residential, commercial & industrial, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:
Tyler Barnes
IR@isunenergy.com
802-289-8141